RETURN TO TREASURY AGREEMENT

THIS AGREEMENT is made as of the 13th day of February, 2008

BETWEEN:

PURIO INC., a Nevada corporation and of 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074

(the “Company”)

AND:

MICHAEL SHAMBER, Businessman, of c/o 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074

AND:

BRENNON WOOD, Businessman, of c/o 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074

(Michael Shamber and Brennon Wood together referred to as, the “Shareholders”)

WHEREAS:

A. The Shareholders are the registered and beneficial owners of 27,500,000 shares (the “Shares”) of the Company’s common stock; and

B. The Shareholders have agreed to return the Shares held by them (the “Surrendered Shares”) to the treasury of the Company for the sole purpose of the Company retiring the Surrendered Shares.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and sum of $1.00 now paid by the Company to the Shareholders and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Surrender of Surrendered Shares

1. The Shareholders hereby surrender to the Company the Surrendered Shares and deliver to the Company herewith share certificates representing the Surrendered Shares, duly endorsed for transfer in blank, signatures guaranteed. The Company hereby acknowledges receipt from the Shareholders of the certificates for the sole purpose of retiring the Surrendered Shares pursuant to this Agreement.

Retirement of Surrendered Shares

2. The Company shall forthwith retire the Surrendered Shares pursuant to §78.283 of Chapter 78 of the Nevada Revised Statutes.

Representations and Warranties

3. The Shareholders represent and warrant to the Company that they are the owners of the Surrendered Shares and that each of them has good and marketable title to their respective portion of the Surrendered Shares and that the Surrendered Shares are free and clear of all liens, security interests or pledges of any kind whatsoever.

General

4. Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

5. Time is expressly declared to be the essence of this Agreement.

6. The provisions contained herein constitute the entire agreement among the Company and the Shareholders respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company and the Shareholders with respect to the subject matter hereof.

7. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

8. This Agreement is not assignable without the prior written consent of the parties hereto.

9. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

10. The Company has obtained legal advice concerning this Agreement and has requested that the Shareholders obtain independent legal advice with respect to same before executing it. In executing this Agreement, the Shareholders represent and warrant to the Company that each of them has been advised to obtain independent legal advice, and that prior to the execution of this Agreement each of them has obtained independent legal advice or has, in their respective discretion, knowingly and willingly elected not to do so.

(THIS SPACE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

PURIO INC.

Per:	/s/ Michael Shamber
Michael Shamber

/s/ Michael Shamber
MICHAEL SHAMBER

/s/ Brennon Wood
BRENNON WOOD